Exhibit 99.1

NEWS RELEASE

For information contact:

Kevin B. Habicht

Chief Financial Officer

(407) 265-7348	FOR IMMEDIATE RELEASE

May 3, 2022

FIRST QUARTER 2022 OPERATING RESULTS AND INCREASED 2022 GUIDANCE

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, May 3, 2022 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter ended March 31, 2022. Highlights include:

Operating Results:

•
Revenues and net earnings, FFO, Core FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended March 31,
	2022		2021
	(in thousands, except per share data)
Revenues	$190,279		$179,778

Net earnings available to common stockholders	$81,372		$52,102
Net earnings per common share	$0.46		$0.30

FFO available to common stockholders	$131,593		$99,821
FFO per common share	$0.75		$0.57

Core FFO available to common stockholders	$135,187		$121,149
Core FFO per common share	$0.77		$0.69

AFFO available to common stockholders	$138,721	(1)	$133,532	(2)
AFFO per common share	$0.79	(1)	$0.76	(2)

(1)

Amounts include $1,780 of net straight-line accrued rent from net rent deferral repayments from the COVID-19 rent deferral lease amendments for the quarter ended March 31, 2022. Excluding such, AFFO per common share would have been $0.78 for the quarter ended March 31, 2022.

(2)

Amounts exclude $9,381 of net straight-line accrued rent from net rent deferral repayments from the COVID-19 rent deferral lease amendments for the quarter ended March 31, 2021. Excluding such, AFFO per common share would have been $0.71 for the quarter ended March 31, 2021.

First Quarter 2022 Highlights:

•
Maintained high occupancy levels at 99.2%, with a weighted average remaining lease term of 10.6 years, at March 31, 2022 as compared to 99.0% at December 31, 2021 and 98.3% at March 31, 2021
•
Invested $210.8 million in property investments, including the acquisition of 59 properties with an aggregate 879,000 square feet of gross leasable area at an initial cash yield of 6.2%
•
Sold 10 properties for $20.1 million producing $4.0 million of gains on sales
•
Ended the quarter with $53.7 million of cash and no amounts drawn on the $1.1 billion bank credit facility
•
Maintained sector leading 14.5 year weighted average debt maturity with 100% fixed rate debt

Core FFO guidance for 2022 was increased from a range of $2.93 to $3.00 per share to a range of $3.01 to $3.08 per share. The 2022 AFFO is estimated to be $3.08 to $3.15 per share. The Core FFO guidance equates to net earnings of $1.80 to $1.87 per share, plus $1.21 per share of expected real estate depreciation and amortization and excludes any gains from the sale of real estate, charges for impairments and executive retirement costs. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

Steve Horn, Chief Executive Officer, commented: "We are very pleased with the strong start to 2022. Our first quarter results allow us to increase guidance to levels that project to approximately 6% growth in Core FFO per share for the year. Our portfolio occupancy remains above our long-term average and our balance sheet remains well positioned to fund future acquisitions. NNN’s position in the triple net market, combined with our robust relationship tenant program, sets us up for consistent per share growth on a multi-year basis."

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of March 31, 2022, the company owned 3,271 properties in 48 states with a gross leasable area of approximately 33.5 million square feet and with a weighted average remaining lease term of 10.6 years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on May 3, 2022, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, the potential impacts of the COVID-19 pandemic on the company’s business operations, financial results and financial position and on the world economy, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, and, risks related to the company's status as a REIT. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the company’s (i) Annual Report on Form 10-K for the year ended December 31, 2021 and (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items like transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, preferred stock redemption costs, executive retirement costs, loss on early extinguishment of debt or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2022	2021
Income Statement Summary
Revenues:
Rental income	$189,763	$179,198
Interest and other income from real estate transactions	516	580
	190,279	179,778

Operating expenses:
General and administrative	11,042	11,748
Real estate	7,198	7,725
Depreciation and amortization	52,680	49,980
Leasing transaction costs	88	38
Impairment losses – real estate, net of recoveries	1,632	2,131
Executive retirement costs	3,594	—
	76,234	71,622
Gain on disposition of real estate	3,992	4,281
Earnings from operations	118,037	112,437

Other expenses (revenues):
Interest and other income	(35)	(65)
Interest expense	36,699	34,587	(1)
Loss on early extinguishment of debt	—	21,328
	36,664	55,850

Net earnings	81,373	56,587
Earnings attributable to noncontrolling interests	(1)	—

Net earnings attributable to NNN	81,372	56,587
Series F preferred stock dividends	—	(4,485)
Net earnings available to common stockholders	$81,372	$52,102

Weighted average common shares outstanding:
Basic	174,772	174,589
Diluted	174,911	174,715

Net earnings per share available to common stockholders:
Basic	$0.46	$0.30
Diluted	$0.46	$0.30

(1)	Includes $2,078 in connection with the redemption of 3.30% senior unsecured notes due 2023 for the quarter ended March 31, 2021.

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2022	2021
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$81,372	$52,102
Real estate depreciation and amortization	52,581	49,869
Gain on disposition of real estate	(3,992)	(4,281)
Impairment losses – depreciable real estate, net of recoveries	1,632	2,131
Total FFO adjustments	50,221	47,719
FFO available to common stockholders	$131,593	$99,821

FFO per common share:
Basic	$0.75	$0.57
Diluted	$0.75	$0.57

Core Funds From Operations (Core FFO) Reconciliation:
Net earnings available to common stockholders	$81,372	$52,102
Total FFO adjustments	50,221	47,719
FFO available to common stockholders	131,593	99,821

Executive retirement costs	3,594	—
Loss on early extinguishment of debt	—	21,328
Total Core FFO adjustments	3,594	21,328
Core FFO available to common stockholders	$135,187	$121,149

Core FFO per common share:
Basic	$0.77	$0.69
Diluted	$0.77	$0.69

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2022		2021
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$81,372		$52,102
Total FFO adjustments	50,221		47,719
Total Core FFO adjustments	3,594		21,328
Core FFO available to common stockholders	135,187		121,149

Straight-line accrued rent, net of reserves	1,096		8,332
Net capital lease rent adjustment	75		90
Below-market rent amortization	(140)		(162)
Stock based compensation expense	2,601		4,186
Capitalized interest expense	(98)		(63)
Total AFFO adjustments	3,534		12,383
AFFO available to common stockholders	$138,721	(1)	$133,532	(2)

AFFO per common share:
Basic	$0.79	(1)	$0.76	(2)
Diluted	$0.79	(1)	$0.76	(2)

Other Information:
Rental income from operating leases(3)	$184,311		$173,583
Earned income from direct financing leases(3)	$151		$158
Percentage rent(3)	$701		$104

Real estate expense reimbursement from tenants(3)	$4,600		$5,353
Real estate expenses	(7,198)		(7,725)
Real estate expenses, net of tenant reimbursements	$(2,598)		$(2,372)

Amortization of debt costs	$1,171		$1,840	(4)
Scheduled debt principal amortization (excluding maturities)	$165		$156
Non-real estate depreciation expense	$102		$113

(1)

Amounts include $1,780 of net straight-line accrued rent from net rent deferral repayments from the COVID-19 rent deferral lease amendments for the quarter ended March 31, 2022. Excluding such, AFFO per common share would have been $0.78 for the quarter ended March 31, 2022.

(2)

Amounts exclude $9,381 of net straight-line accrued rent from net rent deferral repayments from the COVID-19 rent deferral lease amendments for the quarter ended March 31, 2021. Excluding such, AFFO per common share would have been $0.71 for the quarter ended March 31, 2021.

(3)	For the quarters ended March 31, 2022 and 2021, the aggregate of such amounts is $189,763 and $179,198, respectively, and is classified as rental income on the income statement summary.
(4)	Includes $745 in connection with the redemption of the 3.30% senior unsecured notes due 2023 for the quarter ended March 31, 2021.

2022 Earnings Guidance:

Guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Commission.

2022 Guidance
Net earnings per common share excluding any gains on disposition of real estate, impairment charges, and executive retirement costs	$1.80 - $1.87 per share
Real estate depreciation and amortization per share	$1.21 per share
Core FFO per share	$3.01 - $3.08 per share
AFFO per share(1)	$3.08 - $3.15 per share
General and administrative expenses	$40 - $42 Million
Real estate expenses, net of tenant reimbursements	$10 - $12 Million
Acquisition volume	$550 - $650 Million
Disposition volume	$80 - $100 Million

(1)

Estimates include the net straight-line accrued rent impact of the net rent repayment from the COVID-19 rent deferral lease amendments of $5.4 million for 2022. Excluding such, AFFO per common share guidance would have been $3.05 - $3.12 for 2022.

National Retail Properties, Inc.

(in thousands)

(unaudited)

	March 31, 2022	December 31, 2021
Balance Sheet Summary

Assets:
Real estate portfolio	$7,591,643	$7,444,289
Real estate held for sale	562	5,557
Cash and cash equivalents	53,736	171,322
Receivables, net of allowance of $717 and $782, respectively	2,816	3,154
Accrued rental income, net of allowance of $4,351 and $4,587, respectively	30,727	31,942
Debt costs, net of accumulated amortization of $19,946 and $19,377, respectively	6,921	7,443
Other assets	85,408	87,347
Total assets	$7,771,813	$7,751,054

Liabilities:
Line of credit payable	$—	$—
Mortgages payable, including unamortized premium and net of unamortized debt cost	10,515	10,697
Notes payable, net of unamortized discount and unamortized debt costs	3,736,781	3,735,769
Accrued interest payable	58,022	23,923
Other liabilities	68,749	79,002
Total liabilities	3,874,067	3,849,391

Stockholders' equity of NNN	3,897,744	3,901,662
Noncontrolling interests	2	1
Total equity	3,897,746	3,901,663

Total liabilities and equity	$7,771,813	$7,751,054

Common shares outstanding	175,810	175,636

Gross leasable area, Property Portfolio (square feet)	33,545	32,753

National Retail Properties, Inc.

Debt Summary

As of March 31, 2022

(in thousands)

(unaudited)

Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$—	$—	L + 77.5 bps	—%	June 2025

Unsecured notes payable:
2024	350,000	349,821	3.900%	3.924%	June 2024
2025	400,000	399,608	4.000%	4.029%	November 2025
2026	350,000	348,006	3.600%	3.733%	December 2026
2027	400,000	399,035	3.500%	3.548%	October 2027
2028	400,000	398,009	4.300%	4.388%	October 2028
2030	400,000	398,950	2.500%	2.536%	April 2030
2048	300,000	296,000	4.800%	4.890%	October 2048
2050	300,000	294,192	3.100%	3.205%	April 2050
2051	450,000	441,761	3.500%	3.602%	April 2051
2052	450,000	439,685	3.000%	3.118%	April 2052
Total	3,800,000	3,765,067

Total unsecured debt(1)	$3,800,000	$3,765,067

Debt costs		$(38,145)
Accumulated amortization		9,859
Debt costs, net of accumulated amortization		(28,286)
Notes payable, net of unamortized discount and unamortized debt costs		$3,736,781

(1)	Unsecured notes payable have a weighted average interest rate of 3.7% and a weighted average maturity of 14.5 years.

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	$10,532	5.230%	July 2023

Debt costs	(147)
Accumulated amortization	130
Debt costs, net of accumulated amortization	(17)
Mortgages payable, including unamortized premium and net of unamortized debt costs	$10,515

(1)	Includes unamortized premium

As of March 31, 2022, Debt / EBITDA based on current quarter annualized is 5.3x.

National Retail Properties, Inc.

Debt Summary

As of March 31, 2022

Credit Facility and Note Covenants

The following is a summary of key financial covenants for the company's unsecured credit facility and notes, as defined and calculated per the terms of the facility's credit agreement and the notes' governing documents, respectively, which are included in the company's filings with the Commission. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show that as of March 31, 2022, the company believes it is in compliance with the covenants.

Unsecured Credit Facility Key Covenants	Required	March 31, 2022
Maximum leverage ratio	< 0.60	0.36
Minimum fixed charge coverage ratio	> 1.50	4.54
Maximum secured indebtedness ratio	< 0.40	—
Unencumbered asset value ratio	> 1.67	2.81
Unencumbered interest ratio	> 1.75	4.92

Unsecured Notes Key Covenants	Required	March 31, 2022
Limitation on incurrence of total debt	≤ 60%	40%
Limitation on incurrence of secured debt	≤ 40%	0.1%
Debt service coverage ratio	≥ 1.50	4.71
Maintenance of total unencumbered assets	≥ 150%	248%

National Retail Properties, Inc.

Property Portfolio

Top 20 Lines of Trade

		As of March 31,
	Lines of Trade	2022(1)	2021(2)
1.	Convenience stores	17.5%	18.0%
2.	Automotive service	12.6%	10.7%
3.	Restaurants – full service	9.7%	10.2%
4.	Restaurants – limited service	9.2%	9.5%
5.	Family entertainment centers	6.2%	6.0%
6.	Health and fitness	5.0%	5.2%
7.	Theaters	4.4%	4.4%
8.	Recreational vehicle dealers, parts and accessories	4.1%	3.5%
9.	Equipment rental	3.1%	3.1%
10.	Automotive parts	3.0%	3.1%
11.	Home improvement	2.4%	2.6%
12.	Wholesale clubs	2.4%	2.5%
13.	Furniture	2.4%	1.7%
14.	Medical service providers	2.0%	2.1%
15.	General merchandise	1.6%	1.7%
16.	Home furnishings	1.5%	1.6%
17.	Consumer electronics	1.5%	1.5%
18.	Travel plazas	1.5%	1.5%
19.	Automobile auctions, wholesale	1.3%	1.1%
20.	Drug stores	1.2%	1.4%
	Other	7.4%	8.6%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	16.9%	6.	North Carolina	4.6%
2.	Florida	8.9%	7.	Indiana	4.0%
3.	Illinois	5.5%	8.	Tennessee	3.8%
4.	Ohio	5.4%	9.	Virginia	3.3%
5.	Georgia	4.7%	10.	California	3.3%

As a percentage of annual base rent, which is the annualized base rent for all leases in place.
(1)	$732,042,000 as of March 31, 2022.
(2)	$684,283,000 as of March 31, 2021.

National Retail Properties, Inc.

Property Portfolio

Top 20 Tenants

	Tenant	# of Properties	% of Total(1)
1.	7-Eleven	138	4.9%
2.	Mister Car Wash	121	4.5%
3.	Camping World	47	4.0%
4.	LA Fitness	30	3.5%
5.	GPM Investments (Convenience Stores)	152	3.1%
6.	Flynn Restaurant Group (Taco Bell/Arby's)	204	3.0%
7.	AMC Theatre	20	2.8%
8.	Couche Tard (Pantry)	81	2.6%
9.	BJ's Wholesale Club	12	2.4%
10.	Sunoco	59	2.1%
11.	Mavis Tire Express Services	123	2.0%
12.	Chuck E. Cheese's	53	2.0%
13.	Frisch's Restaurants	69	1.8%
14.	Main Event	18	1.7%
15.	Fikes (Convenience Stores)	59	1.7%
16.	Life Time Fitness	3	1.5%
17.	Best Buy	16	1.5%
18.	Bob Evans	106	1.4%
19.	Dave & Buster's	11	1.4%
20.	Pull-A-Part	20	1.3%

Lease Expirations(3)

	% of Total(1)	# of Properties	Gross Leasable Area (2)		% of Total(1)	# of Properties	Gross Leasable Area (2)
2022	1.3%	40	433,000	2028	4.6%	158	1,286,000
2023	2.4%	109	1,321,000	2029	3.1%	79	1,015,000
2024	3.2%	92	1,447,000	2030	3.6%	107	1,205,000
2025	5.7%	190	2,000,000	2031	8.2%	190	2,781,000
2026	5.4%	217	2,139,000	2032	6.3%	212	2,063,000
2027	8.7%	231	3,546,000	Thereafter	47.5%	1,618	14,022,000

(1)	Based on the annual base rent of $732,042,000, which is the annualized base rent for all leases in place as of March 31, 2022.
(2)	Square feet.
(3)	As of March 31, 2022, the weighted average remaining lease term is 10.6 years.

National Retail Properties, Inc.

Rent Deferral Lease Amendments

(in thousands)

The following table outlines the rent deferred and corresponding scheduled repayment by quarter of the COVID-19 rent deferral lease amendments executed as of March 31, 2022 (dollars in thousands):

		Deferred				Scheduled Repayment
		Accrual Basis	Cash Basis	Total	% of Total	Accrual Basis	Cash Basis	Total	% of Total	Cumulative Total
2020		$33,594	$18,425	$52,019	91.7%	$3,239	$20	$3,259	5.7%	5.7%

2021		990	3,768	4,758	8.3%	25,935	5,841	31,776	56.0%	61.7%

2022	Q1	—	—	—	—	1,780	2,283	4,063	7.2%	68.9%
	Q2	—	—	—	—	1,729	2,284	4,013	7.1%	76.0%
	Q3	—	—	—	—	1,201	2,284	3,485	6.1%	82.1%
	Q4	—	—	—	—	681	2,284	2,965	5.2%	87.3%
		—	—	—	—	5,391	9,135	14,526	25.6%	87.3%

2023	Q1	—	—	—	—	9	1,704	1,713	2.9%	90.2%
	Q2	—	—	—	—	10	543	553	1.0%	91.2%
	Q3	—	—	—	—	—	543	543	1.0%	92.2%
	Q4	—	—	—	—	—	544	544	1.0%	93.2%
		—	—	—	—	19	3,334	3,353	5.9%	93.2%

2024		—	—	—	—	—	1,932	1,932	3.4%	96.6%

2025		—	—	—	—	—	1,931	1,931	3.4%	100.0%

		$34,584	$22,193	$56,777		$34,584	$22,193	$56,777